SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K
                                 CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

       Date of Report (date of earliest event reported) February 13, 2004

                         Premier Financial Bancorp, Inc.
             (Exact name of registrant as specified in its charter)
            --------------------------------------------------------

          Kentucky                0-20908                 61-1206757
   ---------------------   ---------------------   ------------------------
   (State or other juris-  (Commission File No.)    (IRS Employer Identi-
   diction of corporation)                                fication No.)


                               2883 Fifth Avenue
                        Huntington, West Virginia 25702
        --------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code (304) 525-1600
                              ---------------------

                                 Not Applicable
  ----------------------------------------------------------------------------
          (Former name or former address, if changes since last report)


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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 2. Acquisition or Disposition of Assets

        On February 13, 2004, Premier Financial Bancorp, Inc. ("Premier"), a Kentucky corporation, announced that it had executed a definitive Stock
Purchase Agreement dated February 13, 2004 providing for the sale by Premier of all issued and outstanding capital stock of its wholly owned subsidiary Citizens Bank (Kentucky), Inc. to Farmers Capital Bank Corporation, a Kentucky corporation headquartered in Frankfort, Kentucky. Citizens Bank (Kentucky), Inc. is headquartered in Georgetown, Kentucky and has branch offices in Owingsville and Sharpsburg, Kentucky. The Stock Purchase Agreement provides that the aggregate purchase price shall be Fourteen Million Five Hundred Thousand Dollars ($14,500,000). Consummation of the Stock Purchase Agreement is contingent upon satisfaction of conditions set forth in the Agreement.

Item 7. Financial Statements and Exhibits

        Exhibit 2.1 - Stock Purchase Agreement dated February 13, 2004 among Citizens Bank (Kentucky), Inc., Premier Financial Bancorp, Inc. and Farmers Capital Bank Corporation.

        Exhibit 99.1 - Press Release dated February 13, 2004.



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  PREMIER FINANCIAL BANCORP, INC.
                                  -------------------------------
                                           (Registrant)


                                   /s/ Brien M. Chase
                                  -----------------------------------
Date: February 19, 2004             Brien M. Chase, Vice President
                                     and Chief Financial Officer


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                                  EXHIBIT INDEX


    Exhibit Number                     Description
    --------------                     -------------------------------------
         2.1                           Stock Purchase Agreement dated
                                        February 13, 2004 among Citizens Bank
                                        (Kentucky), Inc., Premier Financial
                                        Bancorp, Inc. and Farmers Capital Bank
                                        Corporation

        99.1                           Press Release dated February 13, 2004,
                                        captioned "Premier Financial Bancorp,
                                        Inc. Announces Agreement to Sell
                                        Citizens Bank (Kentucky), Inc."